NUMBER	UNITS
U-__________

SEE REVERSE FOR CERTAIN DEFINITIONS	APEX BIOVENTURES ACQUISITION CORPORATION

CUSIP__________

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT_________________________________________________

is the owner of ____________________________________________________Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $.0001 per share (“Common Stock”), of Apex Bioventures Acquisition Corporation, a Delaware corporation (the “Company”), and one warrant (the “Warrants”). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $6.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company’s completion of a business combination, as further described in the Company’s registration statement on Form S-1 initially filed with the Securities and Exchange Commission on July 13, 2006 (File No. 333-_______), as amended, and (ii) ___________, 2007, and will expire unless exercised before 5:00 p.m., New York City Time, on ____________, 2010, or earlier upon redemption (the “Expiration Date”). The Common Stock and Warrants comprising the Units represented by this certificate shall commence separate trading as promptly as practicable after the earlier to occur of the expiration or termination of the underwriters’ over-allotment option in connection with the Company’s initial public offering; provided, that, in no event may the Common Stock and Warrants be traded separately until the Company has filed a Current Report on Form 8-K which includes an audited balance sheet reflecting its receipt of the proceeds of its initial public offering of securities, including any proceeds received from the exercise by the underwriter of its over-allotment option if so exercised prior to the Company’s filing of such Current Report on Form 8-K. The terms of the Warrants are governed by a Warrant Agreement, dated as of _______, 2006, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By:		APEX	By:
	K. Michael Forrest, CHAIRMAN AND CHIEF EXECUTIVE OFFICER	BIOVENTURES ACQUISITION CORPORATION CORPORATE THE STATE OF DELAWARE SEAL 2006		John J. Chandler, SECRETARY

CONTINENTAL STOCK & TRANSFER COMPANY,
as transfer agent and registrar

By:
Steven Nelson, Chairman

Apex Bioventures Acquisition Corporation

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the securities represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Preferred Stock (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - ____________ Custodian _________
TEN ENT -	as tenants by the entireties	(Cust) (Minor)
JT TEN -	as joint tenants with right of survivorship	under Uniform Gifts to Minors Act of___________________
	and not as tenants in common	(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

___________________________________________________________________________________________Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

_________________________________________________________________________________________Attorney
to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated ___________________

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

_________________________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,
PURSUANT TO S.E.C. RULE 17Ad-15).